                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                COMMUNITY FINANCIAL CORP.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

_________________________________________________________________

     5.     Total fee paid:
_________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                        COMMUNITY FINANCIAL CORP.
                         240 E. Chestnut Street
                       Olney, Illinois 62450-2295
                            (618) 395-8676





                           March 27, 1997






Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders
(the "Annual Meeting") of Community Financial Corp. (the
"Company") which will be held on Monday, April 28, 1997, at the Holiday Motel, located at 1300 South West, Olney, Illinois at
1:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of Community Bank and Trust, N.A. (the "Bank"), the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                          Sincerely,

                          /s/ Shirley B. Kessler

                          Shirley B. Kessler
                          President and Chief Executive Officer

________________________________________________________________
             COMMUNITY FINANCIAL CORP.
              240 E. Chestnut Street
            Olney, Illinois 62450-2295

________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            To Be Held on April 28, 1997
________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Annual Meeting") of Community Financial Corp.
(the "Company") will be held at the Holiday Motel, located at 1300 South West, Olney, Illinois on Monday, April 28, 1997, at
1:00 p.m., local time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

     1.    The election of two directors of the Company; and

     2. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing pro-posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 17, 1997, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed Proxy
Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Steven Walser

                         Steven Walser
                         Secretary

Olney, Illinois
March 27, 1997

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

________________________________________________________________

                     PROXY STATEMENT
                           OF
                 COMMUNITY FINANCIAL CORP.
                  240 E. Chestnut Street
                 Olney, Illinois 62450-2295
________________________________________________________________
                ANNUAL MEETING OF STOCKHOLDERS
                      April 28, 1997
________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

     This Proxy Statement is furnished to stockholders of Community Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the Holiday Motel, located at 1300 South West, Olney, Illinois on Monday, April 28, 1997, at 1:00 p.m., local time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and Proxy Card and this Proxy Statement are being first mailed to stockholders on or about March 27, 1997.

________________________________________________________________
             VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     Regardless of the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE APPROVAL OF THE SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker nonvotes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary of the Company at the address listed above, or by attending the Annual Meeting and voting in person.

________________________________________________________________
         VOTING SECURITIES AND SECURITY OWNERSHIP
________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Common Stock. Stockholders of record as of the close of business on March 17, 1997 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 2,370,612 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including Chief Executive Officer Shirley B. Kessler, each executive officer of the Company named in the Summary Compensation Table set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table" and all of the Company's directors and executive officers as a group.

                                    Shares of Common Stock
Persons Owning                       Beneficially Owned       Percent
Greater than 5%                      at Record Date (1)       of Class
-------------------                  ----------------------   --------

Community Financial Corp.             210,767 (2)              8.9%
Employee Stock Ownership Plan
240 E. Chestnut Street
Olney, Illinois  62450-2295

Wellington Management Company, LLP    157,500                  6.6
75 State Street
Boston, Massachusetts  02109

Directors:
---------

Michael F. Bauman                      11,990                   .5
William O. Cantwell                     9,600                   .4
Roger A. Charleston                    30,950                  1.3
Charles M. DiCiro                      15,950                   .7
John D. Eagleson (3)                    8,157                   .3
Brad A. Jones                          15,850                   .7
Shirley B. Kessler                     33,748                  1.4
Clyde R. King                           9,940                   .4
Allen D. Welker                         8,617                   .4

Executive Officers:
------------------
Wayne H. Benson                        32,265                  1.3
Executive Vice President

Douglas W. Tompson                     22,506                   .9
Chief Financial Officer

All directors and executive           199,573                  8.3
 officers of the Company
 as a group (11 persons)

_____________
(1) Includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by a spouse or other member of the individual's household, and stock in which the individual either has or shares voting and/or investment power. Each person or relative of such person whose shares are included herein exercises sole (or shared with a spouse or other relative) voting and dispositive power as to the shares reported. Amounts shown include 1,983, 1,983, 1,983, 1,983, 1,983, 1,983, 8,675, 1,983,
     1,983, 7,723, 5,290 and 37,552 shares which may be acquired by Directors Bauman, Cantwell, Charleston, DiCiro, Eagleson, Jones, Kessler, King and Welker, Messrs. Benson and Tompson and by all directors and executive officers of the Company as a group, respectively, upon the exercise of options exercisable within 60 days of the Record Date. Does not include shares with respect to which Directors Bauman, Charleston and Jones have "voting power" by virtue of their positions as trustees of the trusts holding 210,767 shares under the Company's ESOP and 105,800 shares under the Company's Management Recognition Plan ("MRP"). The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust.
(2) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees vote all allocated shares in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no instructions have been received are voted by the trustees in the manner directed by the Company's Board of Directors, and in the absence of such direction from the Company's Board of Directors, the ESOP trustees shall have sole discretion as to the voting of such shares. At December 31, 1996, 21,160 shares had been allocated.
(3) Mr. Eagleson served as a director during the 1996 fiscal year and is not standing for reelection.


________________________________________________________________

                  PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

General

     The Company's Board of Directors consists of eight members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for a term expiring at the 2000 Annual Meeting. The Board of Directors has nominated Shirley B. Kessler and Clyde R. King to serve as directors for a three-year period. Both nominees are currently members of the Board. Under Illinois law and the Company's Articles of Incorporation, directors are elected by a majority of the votes cast at a meeting at which a quorum is present.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why either nominee might be unavailable to serve.

     The following table sets forth, for each nominee for director and continuing director of the Company, his or her age, the year he or she first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his or her term as a director. All such persons were appointed as directors in 1994 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of the Bank.

                                     Year First
                         Age of       Elected as        Current
                      December 31,   Director of         Term
Name                      1996        the Bank         to Expire
-----                 ------------   -----------       ---------

               BOARD NOMINEES FOR TERMS TO EXPIRE IN 2000

Shirley B. Kessler      62              1987             1997
Clyde R. King           69              1974             1997

                   DIRECTORS CONTINUING IN OFFICE

Michael F. Bauman       50              1990             1998
Roger A. Charleston     53              1989             1998
Brad A. Jones           41              1992             1998
William O. Cantwell     71              1987             1999
Charles M. DiCiro       70              1976             1999
Allen D. Welker         70              1979             1999

                          DIRECTOR EMERITUS

Charles R. Jones (1)    71

_____________
(1) Mr. Jones resigned from the Board of Directors in December
    1986 and was named Director Emeritus in January 1987.


         Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     Shirley B. Kessler - is the President and Chief Executive Officer of the Company and the Bank. She joined the Bank in 1967 and has served as President and Chief Executive Officer since December 1986. Her responsibilities include the overall management of the Company and the Bank and the establishment of objectives, policies and strategic plans. Mrs. Kessler is a past President of the Olney Chamber of Commerce and is a Board member for several civic organizations, including the Richland County Economic Development Corporation, and is a past Board member of the Olney Central College Foundation and the local chapter of Big Brothers/Big Sisters of America. Mrs. Kessler also is a Trustee of Illinois Eastern Community College.

     Clyde R. King - Mr King is retired. Mr. King formerly owned and operated King's Furniture Store.

     Michael F. Bauman - Mr. Bauman is retired. Mr. Bauman was formerly the co-owner of Bauman Cement, Inc., which is a seller and processor of cement in Olney. Mr. Bauman is the Chairman of the City of Olney Police and Fire Boards and a Committee Member of the Secretary of State Antique Auto Events Committee, and was the Chairman of the 1993 Secretary of State Antique Auto Show held in Springfield, Illinois. Mr. Bauman was elected to the School Board of East Richland Community Unit Schools in November 1995.

     Roger A. Charleston - Mr. Charleston is a civil engineer and the owner of Charleston Engineering, a consulting firm located in Olney.

     Brad A. Jones - Mr. Jones is the co-owner and manager of Rural King Supply, a retail farm and home store located in Olney.
Mr. Jones also is a member of the Olney Chamber of Commerce.

     William O. Cantwell - Mr. Cantwell has been retired since 1988. He presently serves as President and Director of the Good Samaritan of Richland County Program, and has previously served as a Member of Council and Treasurer of the Student Loan Fund of Trinity Lutheran Church in Olney.

     Charles M. DiCiro - Col. DiCiro serves as Chairman of the Board of the Company and the Bank. Col. DiCiro is a retired Colonel of the United States Army and presently is self-employed raising cattle. From 1988 to 1992, Col. DiCiro served as member of the 19th Congressional District Selection Board for Service Academy Appointments.

     Allen D. Welker - Mr. Welker retired from his position as a Postmaster for the United States Post Office in 1987. He has been active in the Good Samaritan of Richland County Program and has also served on several committees of the Immanuel United Methodist Church.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth information with respect to executive officers of the Company who do not serve on the Board of Directors.

                        Age at
                     December 31,
Name                     1996           Title
----                 -------------      -----
Wayne H. Benson            43           Executive Vice President
Douglas W. Tompson         45           Chief Financial Officer

     Wayne H. Benson - Mr. Benson joined the Bank in 1984 as the Branch Manager of the Bank's Lawrenceville Branch and currently serves as the Company's and the Bank's Executive Vice President. As such, he is in charge of the Company's and the Bank's operations, regulatory compliance and establishing the savings and
lending rates for the Bank. Mr Benson has also been involved in coaching local youth athletic teams and is a member of the Elks Lodge.

     Douglas W. Tompson - Mr. Tompson has served as the Bank's Chief Financial Officer since 1988. Prior to that time, he was the Assistant Corporate Comptroller for Champion Laboratories, Inc. Mr. Tompson has also been involved as a Cub Scout Leader and in coaching local youth athletic teams, and has served on several committees at the St. Joseph Catholic Church and held several offices in the Olney and state level Elks Lodge.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Boards of Directors of the Company and the Bank meet monthly and may have additional special meetings. During the year ended December 31, 1996, the Board of Directors of the Company met 18 times and the Board of Directors of the Bank met 16 times. No director attended fewer than 75% in the aggregate of the total number of Company or Bank Board of Directors meetings held during the year ended December 31, 1996 and the total number of meetings held by committees on which he served during such fiscal year. The Bank's Board of Directors has standing Audit, Executive, Nominating and Compensation Committees.

     The Bank's Board of Directors has an Audit Committee comprising Directors John D. Eagleson, Brad A. Jones, Charles M. DiCiro and Michael F. Bauman, who serves as Chairman. The Committee met two times during the year ended December 31, 1996 to examine and approve the audit report prepared by the independent auditors of the Bank and its subsidiary, to review and recommend the independent auditors to be engaged by the Bank, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies.

     The Executive Committee of the Company and the Bank consists of Directors William O. Cantwell, who serves as Chairman, John D. Eagleson, Allen D. Welker and Clyde R. King. The Committee meets only as needed and is charged with the responsibility of overseeing the business of the Company and the Bank. The Committee has the power to exercise most powers of the Board of Directors in the intervals between meetings of the Board, and any activity is reported to the Board monthly. The Executive Committee of the Bank did not meet during the year ended December 31, 1996.

     The Company's full Board of Directors acts as a nominating committee for the purpose of considering potential nominees to the Board of Directors. During the year ended December 31, 1996, the Company's Board of Directors met once as a nominating committee. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of its market area. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

     The Bank's full Board of Directors acts as a compensation committee. While acting as a compensation committee, the Board evaluates the compensation and fringe benefits of the directors, officers and employees,
recommends changes, and monitors and evaluates employee morale. Directors of the Bank who also are officers of the Bank abstain from discussion and voting on matters affecting their compensation. The Bank's Board met one time as a compensation committee during the year ended December 31, 1996.

     In addition to the committees described above, the Board of Directors of the Bank has standing Asset/Liability, Loan and Trust Committees.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth cash and noncash compensation for fiscal 1996, 1995 and 1994 awarded to or earned by the Chief Executive Officer and the two highest paid executive officers of the Company or the Bank whose salary and bonus earned in fiscal 1996 exceeded $100,000. No other executive officer received salary and bonus in excess of $100,000 during the fiscal years ended December 31, 1996, 1995 or 1994.

                                                                      Long-Term Compensation
                               Annual Compensation(1)               ---------------------------
Name and                       ----------------------   Restricted   Securities
Principal                                                 Stock      Underlying     All Other
Position                  Year  Salary     Bonus         Award(s)    Options(#)    Compensation
------------------------------------------------------------------------------------------------

Shirley B. Kessler        1996  $114,737   $45,076      $204,128 (2)   43,378        $10,251 (3)
  President and Chief     1995   110,000    52,115            --           --          6,600
  Executive Officer       1994    85,062    72,141            --           --         10,000

Wayne H. Benson           1996    82,697    32,488       165,246 (2)   38,617         26,395 (3)
  Executive Vice          1995    78,000    36,954            --           --          4,680
  President               1994    61,480    58,615            --           --             --

Douglas W. Tompson        1996    81,667    32,084       165,246 (2)   26,450          2,436 (3)
  Chief Financial         1995    77,000    36,480            --           --          2,316
  Officer                 1994    56,132    51,851            --           --             --

_____________
(1) Executive officers of the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officers in fiscal 1996 did not exceed 10% of the executive officer's salary and bonus.
(2) Value shown in the table is based on the closing price of the Common Stock of $13.125 as quoted on the Nasdaq National Market System on the date of grant, January 12, 1996. The restricted Common Stock awarded vests at the rate of 20% per year following the date of grant, with the first 20% having vested on January 12, 1997. As of December 31, 1996, based on the closing sale prices of the Common Stock of $12.75, as reported on the Nasdaq National Market System, the aggregate value of the restricted Common Stock held by Ms. Kessler and Messrs. Benson and Tompson was $198,296, $160,525 and $160,525, respectively. In the event the Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
(3) Includes contributions of $4,934, $4,934 and $2,436 made by the Bank in fiscal 1996 for the account of Ms. Kessler, Mr. Benson and Mr. Thompson, respectively, pursuant to the Bank's 401(k) Thrift Plan and $5,317 and $21,461 paid by the Company to a trust for the benefit of Ms. Kessler and Mr. Benson, respectively, pursuant to Supplemental Executive Retirement Agreements with such individuals.


     Option Grants in Fiscal Year 1996. The following table contains information concerning the grant of stock options during the year ended December 31, 1996 to the executive officers named in the Summary Compensation Table set forth above.

                                                                         Potential Realizable
                                    Percent                                Value at Assumed
                     Number of      of Total                             Annual Rates of Stock
                     Securities     Options                               Price Appreciation
                     Underlying     Granted to                            for Option Term (2)
                       Options      Employees in   Exercise  Expiration  ---------------------
Name                 Granted (1)    Fiscal Year     Price       Date       5%          10%
----               ---------------  ------------  ---------  ----------  -------     -------

Shirley B. Kessler     43,378         23.4%        $13.125    1/12/06    $358,172    $907,468
Wayne H. Benson        38,617         20.9          13.125    1/12/06     318,860     807,868
Douglas W. Tompson     26,450         14.3          13.125    1/12/06     218,397     553,334

_________________
(1) All options become exercisable at the rate of 20% per year following the date of grant, with the first 20% having become exercisable on January 12, 1997.
(2) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock as of the date of grant, January 12, 1996, based on the closing sale price of the Common Stock as quoted on the Nasdaq National Market System.

     Year-End Option Values. The following table sets forth information concerning the value as of December 31, 1996 of options held by the executive officers named in the Summary Compensation Table set forth above.

                         Number of Securities        Value of Unexercised
                       Underlying Unexercised        In-The-Money Options
                     Options at Fiscal Year-End     at Fiscal Year-End (1)
                     --------------------------    -------------------------
NAME                       All Exercisable         Exercisable/Unexercisable
----                 --------------------------    -------------------------
Shirley B. Kessler         43,378                           --/--
Wayne H. Benson            38,617                           --/--
Douglas W. Tompson         26,450                           --/--

______________
(1)   At December 31, 1996, the fair market value of underlying
      Common Stock of $12.75 as quoted on the Nasdaq National
      Market System was below the exercise price of the options.

     No options were exercised during fiscal year 1996, and no options held by any executive officer of the Company repriced during the past ten full fiscal years.

     Employment Agreements. The Company and the Bank have entered into employment agreements (the "Employment Agreements") with Mr. Benson and Mr. Tompson (collectively, the "Employees"), the Executive Vice President and the Chief Financial Officer, respectively. In such capacities, the Employees are responsible for overseeing certain operations of the Bank and the Company and for implementing the policies adopted by the Boards of Directors of both the Company and the Bank. Such Boards believe that the Employment Agreements assure fair treatment of the Employees in relation to their careers with the Company and the Bank by assuring them of some financial security.


     The Employment Agreements became effective on June 29, 1995 and currently provide Mr. Benson and Mr. Tompson with annual base salaries of $82,697 and $81,667, respectively. Each Employment Agreement provides for a three year term. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of each Employee has met the required performance standards and that each Employment Agreement should be extended. The Employment Agreements provide the Employees with salary reviews by the Board of Directors not less often than annually, as well as inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. An Employment Agreement will terminate upon an Employee's death or disability, and is terminable for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If the Employee is terminated without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period, but not to exceed three years' salary. Severance benefits payable to an Employee or to his estate will be paid in a lump sum or in installments, as the Employee elects. If an Employment Agreement is terminated due to an Employee's "disability" (as defined in the Employment Agreements), the Employee will not be entitled to a continuation of his salary and benefits. In the event of an Employee's death during the term of his Employment Agreement, the Employee's estate will be entitled to receive his salary through the last day of the calendar month in which the death occurred. An Employee may voluntarily terminate his Employment Agreement by providing 60 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.
    The Employment Agreements provide that in the event of an Employee's involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," the Employee will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a majority vote of the initial directors then in office. The Employment Agreements with the Bank provide that within 5 business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times each Employee's base amount, that will be used to pay the Employees amounts owed to them upon termination, other than for just cause, within one year of the change in control. The amount to be paid to an Employee from this trust upon his termination is determined according to the procedures outlined in the Employment Agreements with the Bank, and any money not paid to an Employee is returned to the Bank. The Employment Agreements also provide for a similar lump sum payment to be made in the event of an Employee's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by an Employee, including
(i) the requirement that the Employee perform his principal executive functions more than 35 miles away from the Bank's current primary office, (ii) a material reduction in the Employee's base compensation as then in effect, (iii) the failure of the Company or the Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to him under any employee benefit plan in which the Employee is a participant at the time of the change in control, (iv) the assignment to the Employee of duties and responsibilities which are materially different from those normally associated with his position with the Bank, (v) a material reduction in the Employee's authority and responsibility, and (vi) the failure to re-elect the Employee to the Company's or the Bank's Board of Directors if he is serving on the Board on the date of the change in control. The aggregate payments that would be made to Mr. Benson and Mr. Tompson assuming termination of their employment under the foregoing circumstances at December 31, 1996, would have been approximately $247,264
and $244,214, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that an Employee prevails over the Company and the Bank in a legal dispute as to the Employment Agreements, he will be reimbursed for his legal and other expenses.

     Supplemental Executive Retirement Agreements. In order to secure the continuing services of Ms. Kessler and Messrs. Benson and Tompson (collectively, the "Executives"), the Bank entered into supplemental executive retirement agreements (the "SERAs") with the Executives effective January 1, 1995. Pursuant to the terms of the SERAs, each year the Bank will credit an account for each Executive with the amount, if any, by which (i) the sum of any annual additions allocated to the Executive's account under the ESOP and any other tax-qualified, defined contribution plan maintained by the Bank or the Company (measured without regard to the limitations on annual additions imposed under Internal Revenue Code Section 415), exceeds (ii) the limit imposed on annual additions by Internal Revenue Code Section 415(c)(1) and any regulations thereunder. In addition, if the limitation imposed by Section 415(e) of the Internal Revenue Code reduces the benefit that the Executive accrues under any defined benefit pension plan maintained by the Bank, the Bank shall, as soon as practicable after the close of the plan year in which said reduction occurs, contribute to the Executive's account an amount equal to the present value of such reduction.

     Upon an Executive's termination of employment with the Company or the Bank, for reasons other than death or removal for "just cause," the Bank will pay the balance of the Executive's account to the Executive in ten substantially equal annual installments. In the event that the Executive dies before all benefit payments have been made to him, the Bank shall pay to the Executive's beneficiary (or estate, if he has no beneficiary) a lump sum payment, within 60 days following the Executive's death, in an amount equal to the balance of the Executive's account. Termination for "just cause" (as defined in the SERAs) would result in the forfeiture of all benefits under the SERAs. In the event of a change in control (as defined in the SERAs), the balance in the Executive's account shall be due and payable to the Executive in one lump sum payment within 10 days following such change in control. The Bank has established an irrevocable grantor trust to hold assets in order to provide a source of funds to assist it in meeting its liabilities under the SERAs. The assets of such trust will remain general assets of the Bank and be subject to the claims of its general creditors.

     Deferred Compensation Plan. The Bank's Board of Directors has established the Deferred Compensation Plan for the exclusive benefit of members of the Bank's Board of Directors who are not employees of the Bank, the Bank's President and Executive Vice President and such other executive officers of the Bank which the Board of Directors may identify by resolution as being eligible to participate in the Deferred Compensation Plan. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and other plan participants may elect to defer receipt of up to 25% of their future compensation. Deferred amounts will be credited to a bookkeeping account in the participant's name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice, in either Common Stock or in a fund with a return equal to the Bank's annual rate of interest on one year certificates of deposit. Participants may determine the time and form of benefit payments and may cease future deferrals any time. Changes in participant elections generally become effective only as of the following January 1st, except that (i) elections designating a beneficiary or ceasing future contributions will be given immediate effect, and (ii) participants may change elections as to the timing or form of distributions only with respect to subsequently deferred compensation. The Bank contributes the aggregate amounts deferred to a trust associated with the Deferred Compensation Plan to assist it in meeting its obligations under the Deferred Compensation Plan. Contributions to such trust are made on a quarterly basis and the funds will be used for eventual payments to participants.

     Change of Control Severance Agreements. Effective June 29, 1995, each of the Company and the Bank entered into severance agreements (the "Severance Agreements") with Shirley B. Kessler. The Severance Agreements will terminate on the earlier of (a) three years after the effective date of the Severance Agreements or (b) the date on which Ms. Kessler terminates employment with the Bank, provided that the rights under the Severance Agreements will continue following termination of employment if the Severance Agreements were in effect at the date of the change in control. On each annual anniversary date from the date of commencement of the Severance


Agreements, the term of the Severance Agreements may be extended for additional one year periods beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Ms. Kessler has met the required performance standards and that such Severance Agreements should be extended.

     The Severance Agreements provide that in the event of Ms. Kessler's involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," Ms. Kessler will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that she receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Severance Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a majority vote of the initial directors then in office. The Severance Agreement with the Bank provides that within five business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times Ms. Kessler's base amount, that will be used to pay amounts owed to Ms. Kessler upon termination other than for just cause within one year of the change in control. The amount to be paid to Ms. Kessler from this trust upon her termination is determined according to the procedures outlined in the Severance Agreements, and any money not paid to Ms. Kessler is to be returned to the Bank. The Severance Agreements also provide for a similar lump sum payment to be made in the event of the voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which Ms. Kessler has not consented to in writing, including (i) requiring Ms. Kessler to perform her principal executive functions more than 35 miles from the Bank's current primary office, (ii) materially reducing Ms. Kessler's base compensation as then in effect, (iii) failing to maintain existing employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to her under any employee benefit plan in which Ms. Kessler is a participant at the time of the change in control, (iv) assigning duties and responsibilities to Ms. Kessler which are materially different from those normally associated with her position with the Bank,
(v) materially diminishing Ms. Kessler's authority and responsibility, and (vi) failing to reelect Ms. Kessler to the Board of Directors if she is serving on the Board on the date of the change in control. The aggregate payments that would be made to Ms. Kessler assuming her termination of employment under the foregoing circumstances at December 31, 1996 would have been approximately $343,064. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that Ms. Kessler prevails over the Company or the Bank in a legal dispute as to the Severance Agreements, she will be reimbursed for her legal and other expenses.

DIRECTOR COMPENSATION

     Each nonemployee member of the Company's Board of Directors receives an annual fee of $10,000, except for the Chairman of the Board of Directors who receives an annual fee of $12,500. These fees include compensation for all Board and committee meetings attended. Directors also are eligible to participate in the Community Bank & Trust, N.A. Deferred Compensation Plan (the "Deferred Compensation Plan"). See " -- Executive Compensation -- Deferred Compensation Plan." In addition, on January 12, 1996 upon stockholder approval of the Company's 1996 Stock Option and Incentive Plan and Management Recognition Plan, all non-employee directors received awards of 3,967 shares of restricted Common Stock and options to acquire 9,918 shares of Common Stock, and Shirley B. Kessler, the President and Chief Executive Officer and a director of the Company and the Bank, received awards of 15,552 shares of restricted Common Stock and options to acquire 43,378 shares of Common Stock. All such awards vest at the rate of 20% per year from the date of the award.


TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans above the greater of $25,000 or 5%, of the Bank's capital and surplus (i.e., up to $1.4 million) to such persons must be approved in advance by a disinterested majority of the Board of Directors.
At December 31, 1996, the Bank's loans to directors and executive officers, not including unused limits under credit cards, totaled $490,000, or 1.43%, of the Company's stockholders' equity, at that date.

________________________________________________________________
      RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

     Larsson, Woodyard, & Henson, CPAs, which was the Company's independent auditors for the 1996 fiscal year, has been retained by the Board of Directors to be the Company's auditors for the 1997 fiscal year. A representative of Larsson, Woodyard & Henson, CPAs is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires.

________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1996 and prior fiscal years all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                      OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should pro-perly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                      MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

     The Company's 1996 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy

of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                      STOCKHOLDER PROPOSALS
________________________________________________________________

     In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending December 31, 1997, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 240 E. Chestnut Street, Olney, Illinois 62450-2295 by no later than November 27, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Steven Walser

                         Steven Walser
                         Secretary
March 27, 1997
Olney, Illinois
_________________________________________________________________
                 ANNUAL REPORT ON FORM 10-K
_________________________________________________________________
     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, COMMUNITY FINANCIAL CORP., 240 E. CHESTNUT STREET, OLNEY, ILLINOIS 62450-2295
_________________________________________________________________




















                         REVOCABLE PROXY
________________________________________________________________
                     COMMUNITY FINANCIAL CORP.
                         OLNEY, ILLINOIS
________________________________________________________________

                  ANNUAL MEETING OF STOCKHOLDERS
                         APRIL 28, 1997

     The undersigned hereby appoints Brad Jones, Roger Charleston and Michael Bauman, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Community Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Holiday Motel, located at 1300 South West, Olney, Illinois, on Monday, April 28, 1997, at 1:00 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                        VOTE
                                            FOR        WITHHELD
                                            ---        --------
1.  The election as directors of both
    nominees listed below (except as
    marked to the contrary below).         [   ]        [   ]

    Shirley B. Kessler
    Clyde R. King

    INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR EITHER INDIVIDUAL
    NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED
    BELOW.

    ________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED
PROPOSITION.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
________________________________________________________________

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement dated March 27, 1997.

Dated: _______________________, 1997


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


     Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.